SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

For registration of certain classes of securities

pursuant to section 12(b) or (g) of the

Securities Exchange Act of 1934

G REIT, Inc.

(Exact name of registrant as specified in its charter)

Virginia	52-2362509
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1551 N. Tustin Avenue, Suite 650, Santa Ana, California	92705
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this Form relates: 333-76498 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.01 par value per share

(Title of class)

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The Registrant’s Common Stock registered on this Form 8-A is described under the heading “DESCRIPTION OF CAPITAL STOCK” in the Prospectus of Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11 filed pursuant to the Securities Act of 1933 with the Securities and Exchange Commission on March 13, 2003 (File No. 333-76498). Such description is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed as part of this Registration Statement:

EXHIBIT NUMBER	DESCRIPTION

3.1

Articles of Incorporation of the Company (included as Exhibit 3.1 to the Company’s Registration Statement on Form S-11 filed on January 9, 2002 (File No. 333-76498) and incorporated herein by this reference).

3.2	Bylaws of the Company (included as Exhibit 3.2 to the Company’s Registration Statement on Form S-11 filed on January 9, 2002 (File No. 333-76498) and incorporated herein by this reference).

3.3

Amended and Restated Articles of Incorporation of the Company (included as Exhibit 3.3 to Amendment No. 1 to the Company’s Registration Statement on From S-11 filed on April 29, 2002 (File No. 333-76498) and incorporated herein by this reference).

3.4

Amended and Restated Bylaws of the Company (included as Exhibit 3.4 to Amendment No. 1 to the Company’s Registration Statement on Form S-11 filed on April 29, 2002 (File No. 333-76498) and incorporated herein by this reference).

3.5

Second Amended and Restated Articles of Incorporation of the Company (included as Exhibit 3.5 to Amendment No. 2 to the Company’s Registration Statement on Form S-11 filed on June 6, 2002 (File No. 333-76498) and incorporated herein by this reference).

3.6

Third Amended and Restated Articles of Incorporation of the Company (included as Exhibit 3.6 to Amendment No. 3 to the Company’s Registration Statement on Form S-11 filed on July 3, 2002 (File No. 333-76498) and incorporated herein by this reference).

4.1

Form of Company Common Stock Certificate (included as Exhibit 4.1 to the Company’s Registration Statement on Form S-11 filed on January 9, 2002 (File No. 333-76498) and incorporated herein by this reference) .

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

G REIT, INC., A VIRGINIA CORPORATION (Registrant)

By:	/s/ ANTHONY W. THOMPSON
Anthony W. Thompson, President and Chief Executive Officer

Date: April 30, 2003